Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Humana Inc. (the “Company”) on Form 10-K for the period ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Humana Inc., that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ BRUCE D. BROUSSARD
Bruce D. Broussard President and Chief Executive Officer

February 21, 2013

/s/ JAMES H. BLOEM
James H. Bloem Senior Vice President, Chief Financial Officer and Treasurer

February 21, 2013

A signed original of this written statement required by Section 906 has been provided to Humana Inc. and will be retained by Humana Inc. and furnished to the Securities and Exchange Commission or its staff upon request.